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                                                                    Exhibit 10.1



                                LETTER OF INTENT

                            HUSKER AG PROCESSING, LLC
                                510 LOCUST STREET
                                   P.O. BOX 10
                            PLAINVIEW, NEBRASKA 68769


                                   MAY 1, 2001



CONFIDENTIAL

Fagen, Inc.
P.O. Box 159
Granite Falls, Minnesota 56241

ICM, Inc.
310 North 1st Street
Colwich, Kansas 67030

Dear Sir or Madam:

         This letter of intent will outline the general terms and conditions pursuant to which Fagen, Inc. ("Fagen") and ICM, Inc. ("ICM") will design and construct a twenty million gallon per year ethanol plant (the "Facility") for Husker Ag Processing, LLC ("Owner") and supersedes all prior letters of intent between the parties hereto. This proposal is subject to the terms and conditions of this letter of intent:

         1. DEFINITIVE AGREEMENT. This proposal is subject to the negotiation and preparation of a definitive design-build agreement (the "Definitive Agreement"), which would contain customary covenants, conditions, representations, warranties and indemnities by the parties. The Definitive Agreement will supersede this letter of intent, and contain among other things, the terms and conditions set forth in Exhibit A attached hereto.

         2. EXPENSES. Each party to this letter of intent shall bear its respective costs and expenses in connection with the negotiation, preparation, execution and performance of the documents and transactions contemplated in this letter of intent, and shall have no liability to any other party for such expense.

         3. STANDBY COMMITMENT. Fagen agrees that once the Owner has raised $9 million after commencement of its public offering, at the request of Owner's Board of Directors at anytime thereafter, Fagen will purchase $1,000,000 of membership units, or such lesser amount requested by the Board of Directors, upon the terms set forth in the Owner's prospectus.

         4. EXCLUSIVITY. During the term of this letter of intent the Owner agrees that Fagen and ICM will be the exclusive developer for the Owner in connection with matters covered by the letter of intent.

         5. ABSENCE OF ENFORCEABLE AGREEMENT. This letter of intent (except for this Section and Sections 3 and 4, hereof, which shall remain in effect) will expire without any action by either party hereto if a Definitive Agreement is not executed by December 1, 2001. Except for the terms and provisions of this Section and Sections 3 and 4 of this letter of intent, it is not an enforceable agreement among us, but is merely a general statement of our present intent which sets forth the general basis for the

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negotiation and preparation of the Definitive Agreement. Each of the parties to this letter of intent also agrees that unless and until the Definitive Agreement has been executed and delivered by the parties hereto, no party hereto has any legal obligation of any kind whatsoever with respect to the transactions contemplated hereby by virtue of this letter of intent or by any other written or oral expression with respect to such transactions except, in the case of this letter of intent, the matters referred to in this Section and Sections 3 and 4 of this letter of intent. This Section cannot be waived except by written instrument signed by the parties to this letter of intent which specifically refers to this section and explicitly makes such waiver.

         If you approve of this letter of intent, please so indicate by executing and returning one copy hereof to the undersigned on or before May 1, 2001.


                                       Yours very truly,

                                       Husker Ag Processing, LLC.





                                       By: /s/ Gary Kuester
                                           -------------------------------------
                                           Gary Kuester, Chairman of the Board

         By executing below, the undersigned accept the terms of this letter of intent, subject to the conditions contained herein.



                                       Fagen, Inc.





                                       By: /s/ Roland "Ron" Fagen
                                          --------------------------------------

                                       Its:    Chief Executive Office
                                           -------------------------------------



                                       ICM, Inc.





                                       By: /s/ Jeff Roskam
                                          --------------------------------------

                                       Its:    Senior Vice President
                                           -------------------------------------

                                       2
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                                    EXHIBIT A


Owner, and Fagen, Inc., and ICM, Inc. ("Fagen/ICM") agree to use best efforts in jointly developing the project under the following terms:

1. Owner agrees that Fagen/ICM will design and build the Facility, if a) determined by Owner to be feasible; b) suitable prices and contracts are negotiated and signed; and c) adequate financing is obtained.

2. Fagen/ICM will provide Owner with assistance in evaluating, from both a technical and business perspective

         o        Ownership organization options,
         o        The appropriate location of the proposed Facility, and
         o        Business Plan development

3. Fagen/ICM shall assist Owner in locating appropriate management for the Facility.

4. Fagen/ICM will assist Owner in presenting information to potential investors, potential leaders, and various entities or agencies that may provide project development assistance.

                                       3